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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Precision Response Corporation on Form S-8 (File No. 333-19651) of our report dated February 17, 1999, on our audits of the consolidated financial statements and financial statement schedule of Precision Response Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this annual report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Miami, Florida
March 30, 1999